UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2021

ShotSpotter, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38107	47-0949915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7979 Gateway Blvd., Suite 210
Newark, California		94560
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 794-3100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005 per share	SSTI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Definitive Material Agreement.

On August 16, 2021, ShotSpotter, Inc. (the “Company”) entered into an Office Building Lease (the “Lease”) with Washington Township Health Care District (the “Landlord”) for the lease of approximately 11,625 square feet of space in an office building located at 39300 Civic Center Drive in Fremont, California (the “Premises”), to serve as the Company’s new corporate headquarters. The Lease is expected to commence on October 1, 2021, and has an initial term of 65 months (the “Initial Term”). No base rent is due for the first five months of the Initial Term, after which time the monthly base rent will be $33,712.50 for the first year of the Initial Term. Thereafter, the base rent will increase at an annual rate of 3%, and in the final year of the Initial Term, the Company is required to pay monthly base rent of $39,082.03. The Company will also be responsible for the payment of the Company’s share of certain operating expenses and tax expenses of the building, subject to certain exceptions. In the event of a default of certain of the Company’s obligations under the Lease, the Landlord may terminate the Lease and recover damages as provided by the Lease and by law.

Provided that certain conditions are met, the Company has an option to renew the term of the Lease for one additional period of 60 months (the “Renewal Term”) following the Initial Term. If the Company elects to extend the Lease beyond the Initial Term, then the base rent for the Renewal Term will be the greater of the base rent at the end of the Initial Term and the fair rental value (as calculated in the Lease) for the Premises as of the commencement of the Renewal Term, subject to a 3% annual increase.

The foregoing description of the Lease only summarizes and is qualified in its entirety by the terms of the Lease, a copy of which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ShotSpotter, Inc.

Date: August 20, 2021	By:	/s/Ralph A. Clark
Ralph A. Clark
President and Chief Executive Officer